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                                  EXHIBIT 23.1

                               CONSENT OF COUNSEL


TO CAPITAL ALLIANCE INCOME TRUST,
A REAL ESTATE INVESTMENT TRUST

                  We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.





                                                 _____________________________
                                                 WILSON, RYAN & CAMPILONGO



San Francisco, California


___________________, 1996


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